Exhibit 10.11

FOGO HOSPITALITY, INC.

RESTRICTED STOCK GRANT

(Replacement Award for Prime Cut Holdings L.P. Incentive Interests)

THIS RESTRICTED STOCK GRANT (the “Agreement”), is made effective as of the date set forth on the Company signature page (the “Signature Page”) attached hereto, by and among Fogo Hospitality, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), the participant identified on the Signature Page attached hereto (“Participant”) and Prime Cut Holdings L.P., a Delaware limited partnership (“Parent”).

R E C I T A L S:

WHEREAS, Participant holds the number of Common Interests and Incentive Interests of Parent (collectively, the “Interests”) specified on the Signature Page, which Interests were issued pursuant to the Amended and Restated Limited Partnership Agreement of Parent (as amended from time to time, the “LP Agreement”) and one or more Subscription Agreements (collectively, the “Subscription Agreements”);

WHEREAS, in connection with, and subject to the effectiveness of the registration statement on Form S-1 filed by the Company (Reg. No. 333-261132), as may be amended or supplemented from time to time, and closing of the initial public offering of the Company (the “IPO”), Parent will distribute shares (“Shares”) of common stock, par value $0.01, of the Company to certain limited partners, including the Participant, and following such distribution (the “Exchange” and the date of such Exchange, the “Exchange Date”), the Participant will no longer hold any interest in Parent;

WHEREAS, for purposes of determining the number of Shares that the Participant will receive in the Exchange, (x) the time-vesting conditions applicable to the Incentive Interests will be deemed satisfied and (y) the performance-vesting conditions applicable to the Incentive Interests will be deemed satisfied to the extent such conditions would be met based on the price at which a Share is sold in the Company’s initial public offering (the “IPO Price”) or as otherwise determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”), (collectively, the “Deemed Vesting”);

WHEREAS, as of the Exchange Date, the Company will have adopted the Fogo Hospitality, Inc. 2022 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, as of the Exchange Date, the Interests will be cancelled and will cease to be issued and outstanding and Participant will receive, in exchange for the Common Interests and the vested portion of the Incentive Interests after taking into account the Deemed Vesting (the Common Interests and vested Incentive Interests collectively, the “Vested Interests”), Shares with an equivalent value based on the IPO Price.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Exchange Shares.

(a)    Subject to the terms and conditions set forth in this Agreement and the closing of the IPO, effective as of the Exchange Date, the Interests are hereby cancelled and the Participant shall receive a distribution of the number of Shares calculated by the Committee in accordance with this Section 1(a), which will be specified on the Signature Page (the “Exchange Shares”). In the event the IPO is not consummated within 30 days following the date hereof, this Agreement and the Exchange will be null and void and of no further force or effect. The number of Exchange Shares will be calculated by the Committee in its reasonable good faith discretion, such that the aggregate value of the Exchange Shares equals the value that the Participant would have received if Parent had sold the Participant’s proportionate interest in the Shares (determined pursuant to the LP Agreement based on Vested Interests) at the IPO Price, net of the Participant’s share of any expenses of Parent; provided that the number of Exchange Shares will be rounded down to the nearest whole number of Shares.

(b)    Within 30 days following the Exchange Date, Participant will file, via certified mail, return receipt requested, an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service in the form of Exhibit A attached hereto, and thereafter will certify to the Company that Participant has made such timely filing and furnish a copy of such filing to the Company. Participant should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, lapsing of any substantial risk of forfeiture, holding and sale of the Exchange Shares.

2.    Restrictions. The Exchange Shares will be subject to the restrictions as set forth in Schedule I of this Agreement and that certain lockup agreement executed on or around the date hereof (the “Lockup Agreement”).

3.    Book Entry; Certificates. The Company may recognize Participant’s ownership of Shares through uncertificated book entry or through the issuance of certificates evidencing the Exchange Shares. Any such certificates will be registered in Participant’s name on the stock transfer books of the Company promptly after the Exchange Date, but may remain in the physical custody of the Company or its designee at all times prior to the expiration of any restrictions set forth in this Agreement or otherwise applicable to the Exchange Shares. As soon as practicable following such time, any certificates for the Exchange Shares will be delivered to Participant or to Participant’s legal guardian or representative along with the stock powers relating thereto. The Company will not be liable to Participant for damages relating to any delays in issuing the certificates (if any) to Participant, any loss by Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4.    Rights as a Stockholder. Participant will be the record owner of the Exchange Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement, and as record owner will be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Exchange Shares and rights to dividends or other distributions; provided, that the Exchange Shares will be subject to the limitations on transfer and encumbrance set forth in Section 2.

5.    Legend. To the extent applicable, all book entries (or certificates, if any) representing the Exchange Shares delivered to Participant as contemplated by Section 3 above will be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions.

6.    No Right to Continued Employment. Neither the Plan nor this Agreement nor Participant’s receipt of the Exchange Shares hereunder will impose any obligation on the Company or any Affiliate to continue the employment or engagement of Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7.    Assignment Restrictions.

(a)    The Exchange Shares may not, at any time prior to becoming unrestricted and transferable pursuant to the terms of this Agreement, be Assigned and any such purported Assignment will be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary will not constitute an Assignment.

(b)     “Assign” or “Assignment” will mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hedge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

8.    Notices. Any notice necessary under this Agreement will be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.

9.    Choice of Law; Jurisdiction; Venue. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, will be brought in any court of competent jurisdiction in the State of Delaware, and each of Participant, the Company, and any transferees who hold Shares pursuant to a valid Assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant, the Company, and any transferees who hold Shares pursuant to a valid Assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

10.    Shares Subject to Plan; Amendment. By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Exchange Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein applicable to the Exchange Shares and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination will materially adversely affect the rights of Participant hereunder without the consent of Participant.

11.    Parent. Participant agrees and acknowledges that, upon consummation of the Exchange, Participant will (i) hold no equity or other interest in Parent, (ii) no longer be a member of Parent and (iii) have no surviving rights under the governing documents of Parent (including, without limitation, the LP Agreement or the Subscription Agreements).

12.    Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to its subject matter and supersedes and merges all prior or contemporaneous discussions or agreements, whether written or oral, regarding the subject matter of this Agreement.

13.    Severability. In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

14.    Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which will constitute one instrument. It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

[Signatures on next page.]

IN WITNESS WHEREOF, Participant acknowledges and accepts the terms of this Agreement, which will be effective as of the date set forth below and countersignature by the Company.

Participant

Name:
Dated:

[Signature Page – Exchange Agreement for Interests in Prime Cut Holdings L.P.]

Agreement acknowledged and confirmed:

PRIME CUT HOLDINGS L.P.	FOGO HOSPITALITY, INC.

By: Prime Cut GP L.L.C., its general partner

By:	By:

Name:	Name:
Title:	Title:

Equity Schedule

Name:

Exchange Date:

	Number of Interests	Number of Exchange Shares
Common Interests
Time Vested Incentive Interests
Performance Vested Incentive
Interests
Total

[Signature Page – Exchange Agreement for Interests in Prime Cut Holdings L.P.]

Schedule I

Restrictions

The Exchange Shares issued in respect of the Incentive Interests will be subject to the following terms and conditions:

(i)    Restrictions on sale of Exchange Shares will lapse in accordance with the following schedule: 50% on the second anniversary of the closing of the IPO (rounded down to the nearest whole number of Shares), 25% on the third anniversary of the closing of the IPO (rounded down to the nearest whole number of Shares) and the remainder on the fourth anniversary of the closing of the IPO.

(ii)    If any Participant voluntarily ceases to be any of a director, officer or employee of the Company or its subsidiaries (other than due to retirement at the age of 65 or in a manner agreed by the Board of Directors of the Company or a committee thereof and, for the avoidance of doubt, other than due to death or disability) or is dismissed for Cause (as defined in the Plan) after the IPO (together, a “Bad Leaver”) then the restrictions on the sale of the Exchange Shares will, notwithstanding paragraph (i) above, lapse on the tenth anniversary of the closing of the IPO.

(iii)    If any Participant ceases to be any of a director, officer or employee of the Company or its subsidiaries, other than as a Bad Leaver, then the restrictions on such Exchange Shares will continue to lapse in the same proportion, and on the same schedule and terms as such Exchange Shares would have lapsed had Participant remained a director, officer or employee of the Company or its subsidiaries.

(iv)    Notwithstanding the foregoing (other than with respect to the schedule for a Bad Leaver set out in paragraph (ii) above), the restrictions applicable to any outstanding Exchange Shares will lapse six months after the date on which the Rhône Partners V L.P. and Rhône Offshore Partners V L.P. (together with Rhône Partners V L.P., the “Rhône Funds”) have sold at least 85% of the Shares held directly or indirectly by the Rhône Funds immediately after the closing of the IPO.

All Exchange Shares (whether restricted or unrestricted and whether issued in respect of Common Interests and Incentive Interests) will be subject to the following terms and conditions:

(i)    Any Exchange Shares will be subject to any policies of the Company applicable to Participants as in effect from time to time, including the Lockup Agreement, insider trading policies and applicable law.

Exhibit A

ELECTION TO INCLUDE SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned acquired shares of common stock, par value $0.01 per share (the “Shares”), of Fogo Hospitality Inc. (the “Company”) on [    ], 2022 (the “Transfer Date”).

The undersigned desires to make an election to have the Shares taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2022 the excess, if any, of the Shares’ fair market value on the Transfer Date over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:
Address:
SSN: —

2.	A description of the property with respect to which the election is being made: [ ] Shares of the Company.

3.	The date on which the property was transferred: the Transfer Date. The taxable year for which such election is made: calendar year 2022.

4.

The restrictions to which the property is subject: The Shares are subject to time based and/or performance based conditions. If the undersigned ceases to be employed by any of the Company or an affiliate under certain circumstances, all or a portion of the Shares may be subject to forfeiture. The Shares are also subject to transfer restrictions.

5.	The aggregate fair market value on the Transfer Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $[ ]

6.	The aggregate amount paid for such property: $[ ]

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Name:
Dated: